Exhibit (e)(1)

PRUDENTIAL INVESTMENTS MUTUAL FUNDS
TARGET MUTUAL FUNDS

Amended and Restated Distribution Agreement

 THIS AMENDED AND RESTATED DISTRIBUTION AGREEMENT is made as of September 16, 2010 between each of the investment companies which comprise the Prudential Investments Mutual Funds and the Target Mutual Funds, on behalf of their current and any future series (as applicable), set forth on attached Exhibit A (referred to collectively herein as the Fund) and Prudential Investment Management Services LLC, a Delaware limited liability company (the Distributor), and amends and restates the prior Distribution Agreement between the Fund and the Distributor.

WITNESSETH

WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the Investment Company Act), as an open-end, management investment company and it is in the interest of the Fund to offer its shares for sale continuously;

WHEREAS, the shares of the Fund are currently divided into classes and series (all such shares being referred to herein as Shares) and the Fund currently offers, as applicable, share classes that include Class A, Class B, Class C, Class I, Class Q, Class R, Class T, and Class Z Shares;

WHEREAS, the Distributor is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and is engaged in the business of selling shares of registered investment companies either directly or through other broker-dealers;

WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other, under which the Distributor shall act as principal underwriter and the Fund’s agent with respect to the continuous offering of the Fund's Shares from and after the date hereof in order to promote the growth of the Fund and facilitate the distribution of its Shares; and

WHEREAS, the Fund has adopted plans of distribution pursuant to Rule 12b-1 under the Investment Company Act with respect to certain of its classes and/or series of Shares (the Plans) authorizing payments by the Fund to the Distributor with respect to the distribution of such classes and/or series of Shares and the maintenance of related shareholder accounts.

NOW, THEREFORE, the parties agree as follows:

Section 1. Appointment of the Distributor

The Fund hereby appoints the Distributor as the principal underwriter and agent of the Fund for the sale of Shares of the Fund to the public on behalf of the Fund   The Distributor hereby accepts such appointment and agrees  that it will use its best efforts to sell shares of the Fund.   The Distributor, as agent, does not undertake to sell any specific amount of Shares of the Fund.  The Fund hereby agrees during the term of this Agreement to sell Shares of the Fund through the Distributor as its agent on the terms and conditions set forth below.

Section 2. Exclusive Nature of Duties

The Distributor shall be the exclusive representative of the Fund to act as principal underwriter and agent of the Fund for the sale of the Fund's Shares, except that:

2.1 The exclusive rights granted to the Distributor to sell Shares of the Fund shall not apply to Shares of the Fund issued in connection with the merger or consolidation of any other investment company or personal holding company with the Fund or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company by the Fund.

2.2 Such exclusive rights shall not apply to Shares issued by the Fund pursuant to reinvestment of dividends or capital gains distributions or through the exercise of any conversion feature or exchange privilege.

2.3 Such exclusive rights shall not apply to Shares issued by the Fund pursuant to the reinstatement privilege afforded redeeming shareholders.

2.4 Such exclusive rights shall not apply to purchases made through the Fund's transfer and dividend disbursing agent in the manner set forth in the currently effective Prospectus. The term "Prospectus" shall mean the Summary Prospectus, Prospectus and Statement of Additional Information of the applicable series that is included as part of the Fund's Registration Statement, as such Summary Prospectus, Prospectus and Statement of Additional Information may be amended or supplemented from time to time, and the term "Registration Statement" shall mean the Registration Statement filed by the Fund with the Securities and Exchange Commission and effective under the Securities Act of 1933, as amended (Securities Act), and the Investment Company Act, as such Registration Statement is amended from time to time.

Section 3. Purchase of Shares from the Fund

3.1 The Shares shall be sold by the Distributor as the agent of the Fund and delivered by the Distributor or investment dealers and other financial institutions selected by the Distributor (each, a Dealer), as described in Section 6.4 hereof, to investors at the offering price as set forth in the Prospectus.

3.2  The Fund shall have the right to suspend the sale of any or all classes and/or series of its Shares at times when redemption is suspended pursuant to the conditions in Section 4.3 hereof or at such other times as may be determined by the Board. The Fund shall also have the right to suspend the sale of any or all classes and/or series of its Shares if a banking moratorium shall have been declared by federal or New Jersey authorities.

3.3  The Fund, or any agent of the Fund designated in writing by the Fund, shall be promptly advised of all purchase orders for Shares received by the Distributor. Any order may be rejected by the Fund; provided, however, that the Fund will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Shares. The Fund (or its agent) will confirm orders upon their receipt, will make appropriate book entries and upon receipt by the Fund (or its agent) of payment therefor, will deliver deposit receipts for such Shares pursuant to the instructions of the Distributor. Payment shall be made to the Fund in New York Clearing House funds or federal funds. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).

Section 4. Redemption of Shares by the Fund

4.1  Any of the outstanding Shares may be tendered for redemption at any time, and the Fund (or the Distributor acting as the Fund’s agent) agrees to redeem the Shares so tendered in accordance with its Declaration of Trust as amended from time to time, and in accordance with the applicable provisions of the Prospectus. The price to be paid to redeem the Shares shall be equal to the net asset value determined as set forth in the Prospectus. All payments by the Fund hereunder shall be made in the manner set forth in Section 4.2 below.

4.2 The Fund shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of the Distributor on or before the seventh day subsequent to its having received the notice of redemption in proper form. The proceeds of any redemption of Shares shall be paid by the Fund as follows: (i) in the case of Shares subject to a contingent deferred sales charge, any applicable contingent deferred sales charge shall be paid to the Distributor, and the balance shall be paid to or for the account of the redeeming shareholder, in each case in accordance with applicable provisions of the Prospectus; and (ii) in the case of all other Shares, proceeds shall be paid to or for the account of the redeeming shareholder, in each case in accordance with applicable provisions of the Prospectus.

4.3 Redemption of any class and/or series of Shares or payment may be suspended at times when the New York Stock Exchange is closed for other than customary weekends and holidays, when trading on said Exchange is restricted, when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or during any other period when the Securities and Exchange Commission, by order, so permits.

Section 5. Duties of the Fund

5.1 Subject to the possible suspension of the sale of Shares as provided herein, the Fund agrees to sell its Shares so long as it has Shares of the respective class and/or series available.

5.2 The Fund shall furnish the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares, and this shall include one certified copy, upon request by the Distributor, of all financial statements prepared for the Fund by the Fund’s independent registered public accounting firm. The Fund shall make available to the Distributor such number of copies of its Prospectus and annual and interim reports as the Distributor shall reasonably request.

5.3 The Fund shall take, from time to time, but subject to the necessary approval of the Board, all necessary action to register Shares under the Securities Act, to the end that there will be available for sale such number of Shares as the Distributor reasonably may expect to sell. The Fund agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there will be no untrue statement of a material fact in the Registration Statement, or necessary in order that there will be no omission to state a material fact in the Registration Statement which omission would make the statements therein misleading.

5.4 The Fund shall use its best efforts to notify such states as the Distributor and the Fund may approve of its intention to sell any appropriate number of its Shares; provided that the Fund shall not be required to amend its Declaration of Trust or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of its Shares in any state from the terms set forth in its Registration Statement, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of its Shares. Any such notification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. As provided in Section 9 hereof, the expense of notification and maintenance of notification shall be borne by the Fund. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such notifications.

Section 6. Duties of the Distributor

6.1 The Distributor shall devote reasonable time and effort to effect sales of Shares, but shall not be obligated to sell any specific number of Shares. Sales of the Shares shall be on the terms described in the Prospectus. The Distributor may enter into like arrangements with other investment companies. The Distributor shall compensate the Dealers as set forth in the Prospectus.

6.2 In selling the Shares, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. Neither the Distributor nor any Dealer nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Registration Statement or Prospectus and any sales literature approved by appropriate officers of the Fund.

6.3 The Distributor shall adopt and follow procedures for the confirmation of sales to investors and Dealers, the collection of amounts payable by investors and Dealers on such sales and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of Securities Exchange Act Rule 10b-10 and the rules of the Financial Industry Regulatory Authority (FINRA).

6.4 The Distributor shall have the right to enter into Dealer Agreements with Dealers for the sale of Shares, provided that the Fund shall approve the forms of such agreements. Within the United States, the Distributor shall offer and sell Shares only through such Dealers as are members in good standing of FINRA or are institutions exempt from registration under applicable federal securities laws. Shares sold through Dealers shall be for resale by Dealers only at the offering price determined as set forth in the Prospectus.

        6.5   The Distributor shall act as agent of the Fund in connection with the sale and redemption of Shares.  Except as otherwise provided in this Agreement, the Distributor shall act as principal with respect to all other matters relating to the promotion or the sale of Shares.  The Distributor shall enter into agreements with Dealers to offer and sell shares to the public upon the terms and conditions set forth therein, which shall not be inconsistent with the terms of this Agreement.  Each agreement with a Dealer shall provide that the Dealer agrees that it is acting as principal for Dealer's own account or as agent on behalf of Dealer's customers in all transactions in Shares (and not as agent of the Fund), except that in connection with orders for the purchase of Shares on behalf of any IRAs, 401(k) plans or other retirement plan accounts, by mail, telephone, or wire, Dealer shall agree it acts as agent for the custodian or trustee of such plans.

Section 7. Payments to the Distributor

7.1 With respect to classes and/or series of Shares which impose a front-end sales charge, the Distributor shall receive and may retain any portion of any front-end sales charge which is imposed on such sales and not reallocated to Dealers as set forth in the Prospectus, subject to the limitations of Rule 2830 of the Conduct Rules of FINRA. Payment of these amounts to the Distributor is not contingent upon the adoption or continuation of any applicable Plans.

7.2 With respect to classes and/or series of Shares which impose a contingent deferred sales charge, the Distributor shall receive and may retain any contingent deferred sales charge which is imposed on such sales as set forth in the Prospectus, subject to the limitations of Rule 2830 of the Conduct Rules of FINRA.  Payment of these amounts to the Distributor is not contingent upon the adoption or continuation of any Plan.

Section 8. Payment of the Distributor under the Plans

8.1 The Fund shall pay to the Distributor as compensation for services under any Plans adopted by the Fund and this Agreement a distribution and service fee with respect to the Fund's classes and/or series of Shares as described in each of the Fund's respective Plans and this Agreement.

8.2 So long as a Plan or any amendment thereto is in effect, the Distributor shall inform the Board of the commissions and account servicing fees with respect to the relevant class and/or series of Shares to be paid by the Distributor to account executives of the Distributor and Dealers that have Dealer Agreements with the Distributor. So long as a Plan (or any amendment thereto) is in effect, at the request of the Board or any agent or representative of the Fund, the Distributor shall provide such additional information as may reasonably be requested concerning the activities of the Distributor hereunder and the costs incurred in performing such activities with respect to the relevant class and/or series of Shares.

Section 9. Allocation of Expenses

The Fund shall bear all costs and expenses of the continuous offering of its Shares (except for those costs and expenses borne by the Distributor pursuant to a Plan and subject to the requirements of Rule 12b-1 under the Investment Company Act), including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required Registration Statements and/or Prospectuses under the Investment Company Act or the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and periodic reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such Registration Statements, Prospectuses, annual or periodic reports or proxy materials). The Fund shall also bear the cost or expense of making notice filings for the Shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Fund as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Fund and the Distributor pursuant to Section 5.4 hereof and the cost and expense payable to each such state for continuing notification therein until the Fund decides to discontinue such notification pursuant to Section 5.4 hereof. As set forth in Section 8 above, the Fund shall also bear the expenses it assumes pursuant to any Plan, so long as such Plan is in effect.

Section 10. Indemnification

10.1 The Fund agrees to indemnify, defend and hold the Distributor, its officers and members and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Distributor, its officers, members or any such controlling person may incur under the Securities Act, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished by the Distributor to the Fund for use in the Registration Statement or Prospectus; provided, however, that this indemnity agreement shall not inure to the benefit of any such officer, member or controlling person unless a court of competent jurisdiction shall determine in a final decision on the merits, that the person to be indemnified was not liable by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement (disabling conduct), or, in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnified person was not liable by reason of disabling conduct, by (a) a vote of a majority of a quorum of Trustees or Trustees who are neither "interested persons" of the Fund as defined in Section 2(a)(19) of the Investment Company Act nor parties to the proceeding, or (b) an independent legal counsel in a written opinion. The Fund's agreement to indemnify the Distributor, its officers and members and any such controlling person as aforesaid is expressly conditioned upon the Fund's being promptly notified of any action brought against the Distributor, its officers or members, or any such controlling person, such notification to be given by letter or telegram addressed to the Fund at its principal business office. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Fund or any of its officers or directors in connection with the issue and sale of any Shares.

10.2 The Distributor agrees to indemnify, defend and hold the Fund, its officers and Trustees and any person who controls the Fund, if any, within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Fund, its officers and Trustees or any such controlling person may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its Trustees or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished by the Distributor to the Fund for use in the Registration Statement or Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading. The Distributor's agreement to indemnify the Fund, its officers and Trustees and any such controlling person as aforesaid, is expressly conditioned upon the Distributor's being promptly notified of any action brought against the Fund, its officers and directors or any such controlling person, such notification being given to the Distributor at its principal business office.

Section 11. Duration and Termination of this Agreement

11.1 This Agreement shall become effective as of the date first above written and shall remain in force only so long as such continuance is specifically approved at least annually by (a) the Board of the Fund, or by the vote of a majority of the outstanding voting securities of the applicable class and/or series of the Fund, and (b) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such parties and who have no direct or indirect financial interest in this Agreement or in the operation of any of the Fund's Plans or in any agreement related thereto (Independent Trustees), cast in person at a meeting called for the purpose of voting upon such approval.

11.2 This Agreement may be terminated at any time, without the payment of any penalty, by a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of the applicable class and/or series of the Fund, or by the Distributor, on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

11.3 The terms "affiliated person," "assignment," "interested person" and "vote of a majority of the outstanding voting securities", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

Section 12. Amendments to this Agreement

This Agreement may be amended by the parties only if such amendment is specifically approved by (a) the Board of the Fund, or by the vote of a majority of the outstanding voting securities of the applicable class and/or series of the Fund, and (b) by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such amendment.

Section 13. Separate Agreement as to Classes and/or Series

The amendment or termination of this Agreement with respect to any class and/or series shall not result in the amendment or termination of this Agreement with respect to any other class and/or series unless explicitly so provided.

Section 14. Governing Law

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New Jersey as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New Jersey, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year above written.

Prudential Investment Management Services LLC

By:  /s/ Scott E. Benjamin
Name: Scott E. Benjamin
Title: Executive Vice President

Each Investment Company (on behalf of their series,
as applicable) as listed on Exhibit A.

By:  /s/Judy A. Rice
Name: Judy A. Rice
Title: President

Exhibit A

Prudential Investment Portfolios 2
Prudential Core Short-Term Bond Fund
Prudential Core Taxable Money Market Fund

Prudential Jennison 20/20 Focus Fund

Prudential Investment Portfolios 3
Prudential Jennison Market Neutral Fund
Prudential Strategic Value Fund
Prudential Jennison Select Growth Fund
Prudential Real Assets Fund

Prudential Government Income Fund, Inc.

Prudential Investment Portfolios 4
Prudential Muni High Income Fund

Prudential Investment Portfolios 5
Prudential Jennison Conservative Growth Fund
Prudential Small-Cap Value Fund

Prudential MoneyMart Assets, Inc.

Prudential Investment Portfolios 6
Prudential California Muni Income Fund

Prudential High Yield Fund, Inc.

Prudential National Muni Fund, Inc.

Prudential Jennison Blend Fund, Inc.

Prudential Jennison Mid-Cap Growth Fund, Inc.

Prudential Investment Portfolios 7
Prudential Jennison Value Fund

Prudential Investment Portfolios 8
Prudential Stock Index Fund

The Prudential Investment Portfolios, Inc.
Prudential Asset Allocation Fund
Prudential Jennison Equity Opportunity Fund
Prudential Jennison Growth Fund
Prudential Conservative Allocation Fund
Prudential Moderate Allocation Fund
Prudential Growth Allocation Fund

Prudential Jennison Small Company Fund, Inc.

Prudential Investment Portfolios 9
Prudential Large-Cap Core Equity Fund
Prudential International Real Estate Fund

Prudential World Fund, Inc.
Prudential International Equity Fund
Prudential International Value Fund

Prudential Investment Portfolios, Inc. 10
Prudential Mid-Cap Value Fund
Prudential Jennison Equity Income Fund

Prudential Small-Cap Core Equity Fund, Inc.

Prudential Jennison Natural Resources Fund, Inc.

Prudential Global Total Return Fund, Inc.

Prudential Total Return Bond Fund, Inc.

Prudential Investment Portfolios 11
Prudential Government Securities Money Market Fund

Prudential Investment Portfolios 12
Prudential Global Real Estate Fund
Prudential US Real Estate Fund

Prudential Sector Funds, Inc.
Prudential Jennison Health Sciences Fund
Prudential Jennison Utility Fund
Prudential Financial Services Fund

Prudential Short-Term Corporate Bond Fund, Inc.

The Target Portfolio Trust
Target Large Capitalization Growth Portfolio
Target Large Capitalization Value Portfolio
Target Small Capitalization Growth Portfolio
Target Small Capitalization Value Portfolio
Target International Equity Portfolio
Target Mortgage-Backed Securities Portfolio
Target U.S. Government Money Market Portfolio
Target Total Return Bond Portfolio
Target Intermediate Term Bond Portfolio

Target Asset Allocation Funds
Target Growth Allocation Fund
Target Moderate Allocation Fund
Target Conservative Allocation Fund

Exhibit A:  Originally dated 6/22/10, revised 9/16/10.

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